TRI-PARTY AGREEMENT

among

NEXBANK SSB
as Lender

VERTICAL CAPITAL INCOME FUND
as Borrower

and

U.S. Bank National Association
as Custodian

Dated as of July 20, 2018

Table of Contents

ANNEXES

ANNEX 1 REQUIRED FIELDS FOR MORTGAGE LOAN SCHEDULE

ANNEX 2 FORM OF TRUST RECEIPT

ANNEX 3 REQUEST FOR RELEASE

ANNEX 4 AUTHORIZED REPRESENTATIVES OF LENDER

ANNEX 5 AUTHORIZED REPRESENTATIVES OF BORROWER

ANNEX 6 AUTHORIZED REPRESENTATIVES OF CUSTODIAN

ANNEX 7 FORM OF LOST NOTE AFFIDAVIT

ANNEX 8 NOTICE OF ASSIGNMENT

ANNEX 9 MORTGAGE FILE REVIEW PROCEDURES

ANNEX 10 LENDER NOTICE TO CUSTODIAN OF EVENT OF DEFAULT

ANNEX 11 MORTGAGE LOAN DOCUMENTS

ANNEX 12 FORM OF LENDER’S RELEASE

ANNEX 13 COPY OF LOAN AGREEMENT

ANNEX 14 FORM OF BAILEE LETTER

ANNEX 15 EXCEPTION CODES

TRI-PARTY AGREEMENT

TRI-PARTY AGREEMENT (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Tri-Party Agreement”) dated as of July 20, 2018, made by and among:

(i)	vertical Capital income fund (“Borrower”);
(ii)	U.S. Bank National Association, as custodian for Borrower (in such capacity, the “Custodian”); and
(iii)	NEXBANK SSB, as Lender (“Lender”).

RECITALS

WHEREAS, Borrower and Lender are parties to that certain Loan Agreement attached hereto as Annex 13, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”), pursuant to which Lender may agree, subject to the terms and conditions of the Loan Agreement, to make advances to Borrower, which advances are secured by the Mortgage Loans.

WHEREAS, the parties hereto desire to execute and deliver this Tri-Party Agreement to provide for the appointment of the Custodian as custodian.

WHEREAS, Custodian is a national banking association, is otherwise authorized to act as Custodian pursuant to this Tri-Party Agreement, and has agreed to act as custodian for Borrower, all as more particularly set forth herein.

WHEREAS, Borrower shall from time to time deliver Mortgage Loans to Custodian that are subject to the Loan Agreement, and Borrower has agreed to deliver or cause to be delivered to Custodian certain documents with respect to the Mortgage Loans pledged by Borrower to Lender pursuant to the Loan Agreement in accordance with the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties to this Tri-Party Agreement hereby agree as follows:

Section 1.                   Definitions.

Unless otherwise defined herein, terms defined in the Loan Agreement shall have their respective assigned meanings when used herein, and the following terms shall have the following meanings:

“Affiliate” means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or (c) five percent (5%) or more of the voting stock of such Person is directly or indirectly beneficially owned or held by such other Person in question. The term “control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall Lender be deemed an Affiliate of Borrower or any of its Subsidiaries or Affiliates.

“Anti-Money Laundering Law” shall have the meaning specified in Section 13(i) hereof.

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“Assignee” shall have the meaning specified in Section 23 hereof.

“Assignment of Mortgage” shall mean, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument executed by Borrower and in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to Lender.

“Authorized Representative” shall have the meaning specified in Section 17 hereof.

“Bailee” means a third party bailee that holds Mortgage Files as bailee in connection with the release of Mortgage Loans pursuant to Section 4(a) hereof.

“Bailee Letter” means a bailee letter substantially in the form attached as Annex 14 hereto (or such other form and substance as approved by Lender).

“Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended from time to time.

“Business Day” shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Dallas, Texas, the State of New York, or the city or state in which the Custodian’s offices are located, are authorized or required by law to be closed. Unless otherwise provided, the term “days” when used herein means calendar days.

“Confidential Information” shall have the meaning specified in Section 25 hereof.

“Custodial Delivery Failure” shall mean the Custodian’s failure to produce, within five (5) Business Days of Custodian’s receipt of a Request for Release therefor or Lender’s written request or instruction related thereto, any Note payable or endorsed to Borrower and endorsed by Borrower in blank in an allonge, or any other document related to a Mortgage Loan that was in Custodian’s possession (as evidenced by Custodian’s previous delivery of a Custodian Loan Transmission and Trust Receipt) unless such failure was the result of Custodian having already released such document from its custody pursuant to a prior Request for Release.

“Custodian Loan Transmission” shall mean in the case of each Mortgage Loan, a computer-readable transmission containing the following information to be delivered by the Custodian to Lender pursuant to this Tri-Party Agreement: the Mortgage Loan number, the Mortgagor’s name, codes indicating Exceptions and, with respect to any Mortgage Files which have been released to Borrower or a Mortgage Loan Purchaser (or Bailee) as described in Section 4(a) hereof pursuant to a Request for Release in the form of Annex 3 hereto, the date such Mortgage Files were released and to whom they were released.

“Event of Default” shall have the meaning set forth in the Loan Agreement.

“Exception” shall mean, with respect to any Non-Legacy Mortgage Loan, (a) any Exception identified on Annex 15 hereto or as otherwise reasonably determined by Lender and provided that the Lender has notified the Custodian via email transmission of such determination; or (b) with respect to which a Responsible Officer of the Custodian receives written notice or has actual knowledge of a lien or security interest in favor of a Person other than Lender with respect to such Non-Legacy Mortgage Loan.

“Exception Report” shall mean a list of Non-Legacy Mortgage Loans, in a format mutually acceptable to Lender, the Custodian and Borrower, delivered by the Custodian to Lender and Borrower in an electronic format, reflecting the Non-Legacy Mortgage Loans held by the Custodian for the benefit of

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Lender, which includes codes as described in Annex 15 hereto indicating any Exceptions with respect to each Non-Legacy Mortgage Loan listed thereon. Each Exception Report shall set forth (a) the Non-Legacy Mortgage Loans, and (b) all Exceptions with respect thereto, with any updates thereto from the time last delivered.

“Fannie Mae” shall mean the Federal National Mortgage Association or any successor thereto.

“Freddie Mac” shall mean the Federal Home Loan Mortgage Corporation or any successor thereto.

“Ginnie Mae” shall mean the Government National Mortgage Association or any successor thereto.

“Governmental Authority” means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

“Inventory Report” shall mean a report delivered by Custodian to Lender listing any and all files, documents, instruments, certificates or other records received by Custodian with respect to each Legacy Mortgage Loan.

“Legacy Mortgage Loan” shall mean any Mortgage Loan owned by Borrower and previously held in custody for and on behalf of Borrower by MUFG Union Bank, N.A., a national banking association, which shall consist solely of those Mortgage Loans delivered to Custodian on July 5, 2018.

“Lender Notice” shall have the meaning set forth in Section 4(d) hereof.

“Lender’s Release” shall mean a letter executed by Lender and submitted by Borrower to a Mortgage Loan Purchaser, specifying the terms for releasing Lender’s interest in one or more Mortgage Loans and substantially in the form of Annex 12 hereto.

“Mortgage” shall mean with respect to a Mortgage Loan, the mortgage, deed of trust or other instrument, which creates a first lien on the fee simple estate in such real property which secures the Note.

“Mortgage File” shall mean, as to each Mortgage Loan, those Mortgage Loan Documents that are delivered to the Custodian or which at any time come into the possession of the Custodian.

“Mortgage File Review Procedures” means the mortgage file review procedures set forth on Annex 9.

“Mortgage Loan” shall mean any mortgage loan pledged (or to be pledged) by Borrower under the Loan Agreement that the Custodian has been instructed to hold pursuant to the terms and conditions of this Tri-Party Agreement and which Mortgage Loan includes, without limitation, (i) the documents comprising the Mortgage File and (ii) all right, title and interest of the related Mortgagor in and to the Mortgaged Property covered by such Mortgage. Any reference herein to a “Mortgage Loan” shall include both Legacy Mortgage Loans and Non-Legacy Mortgage Loans, unless otherwise specified.

“Mortgage Loan Documents” shall mean, with respect to a Mortgage Loan, the documents listed on Annex 11.

“Mortgage Loan Purchaser” shall mean any third party that is not an Affiliate of Borrower which has entered into a Purchase Agreement for the purchase of Mortgage Loans.

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“Mortgage Loan Schedule” shall mean a computer-readable transmission in a standardized text format delivered by Borrower to Lender and the Custodian incorporating the fields identified on Annex 1 hereto or as otherwise mutually agreed upon by Lender, Borrower and the Custodian.

“Mortgaged Property” shall mean the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Note.

“Mortgagor” shall mean the obligor or obligors on a Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.

“Non-Legacy Mortgage Loan” shall mean any Mortgage Loan held by Custodian hereunder that is not a Legacy Mortgage Loan.

“Note” shall mean, with respect to any Mortgage Loan, the related promissory note together with all riders thereto and amendments thereof or other evidence of indebtedness of the related Mortgagor.

“Person” means any individual, corporation, limited liability company, trust, association, company, partnership, joint venture, Governmental Authority (or any agency, instrumentality or political subdivision thereof) or other entity.

“Purchase Agreement” shall mean an agreement of a Mortgage Loan Purchaser to buy one or more identified Mortgage Loans from Borrower.

“Request for Release” shall have the meaning specified in Section 4(a) hereof.

“Required Mortgage Loan Documents” shall mean:

(i)                 the original Note, bearing all intervening endorsements from the originator to the last endorsee, endorsed in blank in an allonge (or if the original Note has been lost or destroyed, a copy of such Note together with a lost note affidavit);

(ii)               the original recorded Mortgage or a copy of the recorded Mortgage with evidence of recording thereon;

(iii)             a complete chain of original recorded mortgage assignments with evidence of recording thereon or copies stamp certified by an authorized officer of Borrower evidencing all intervening assignments from the originator of the Mortgage Loan to Borrower;

(iv)              an original Assignment of Mortgage for each Mortgage Loan executed by Borrower “in blank” or to NexBank SSB, notarized and acceptable for recording but not recorded; provided that the Assignment of Mortgage is not required to include: (A) identifying recordation information which matches the recording information that appears on the Mortgage or (B) the legal description of the property subject to such Mortgage; and

(v)                the original or a copy of the mortgagee title insurance policy (or a commitment for title insurance, if the policy is being held by the title insurance company pending recordation on the Mortgage) or attorney’s opinion of title.

“Responsible Officer” shall mean any vice president, assistant vice president, trust officer or any other officer of the Custodian customarily performing functions similar to those performed by any of the

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above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of this Tri-Party Agreement.

“Subsidiary” means with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Termination and Release Date” shall mean the date that Lender provides written notice to Custodian this Tri-Party Agreement has been terminated.

“Trust Receipt” shall mean a trust receipt in the form annexed hereto as Annex 2, delivered to Lender by the Custodian covering the Mortgage Loans subject to this Tri-Party Agreement from time to time (which for the avoidance of doubt, includes Legacy Mortgage Loans).

Section 2.                   Delivery of Mortgage File; Trust Receipt.

(a)                Borrower shall from time to time deliver Mortgage Files to the Custodian to be held hereunder, together with the related Mortgage Loan Schedule (with a copy of the Mortgage Loan Schedule delivered simultaneously to Lender), which shall be reviewed by the Custodian as provided in Section 7. For the avoidance of doubt, the Custodian shall act solely in the capacity of custodian for Borrower until receipt of a Lender Notice, at which time the Custodian shall act solely in the capacity as custodian for Lender.

(b)                The Custodian shall deliver to Lender via electronic transmission (with a copy to Borrower) a Trust Receipt, a Custodian Loan Transmission and an Exception Report within 10 days following the end of each calendar month. In addition, with respect to any Legacy Mortgage Loans received by Custodian from MUFG Union Bank, N.A., Custodian shall inventory such Legacy Mortgage Loans and deliver to Lender a Custodian Loan Transmission, Trust Receipt and Inventory Report representing and certifying to Lender that Custodian has received the following with respect to each such Legacy Mortgage Loan: (i) the original Note, properly payable or endorsed to Borrower and endorsed by Borrower “in blank” or to NexBank SSB in an allonge, (ii) an original Assignment of Mortgage executed by Borrower “in blank” or to NexBank SSB, and (iii) any and all other files, documents, instruments, certificates or other records listed in the Inventory Report (subsections (i) through (iii), collectively the “Legacy Mortgage Loan Documents”). For the avoidance of doubt, the Custodian shall have no obligation to review such Legacy Mortgage Loan Documents in accordance with any review criteria hereunder, and such Custodian Loan Transmission, Trust Receipt and Inventory Report shall be based solely on such inventory review.

(c)                From time to time, Borrower shall forward to the Custodian additional original documents or additional documents evidencing any assumption, modification, consolidation or extension of a Mortgage Loan approved by Borrower, or other documents with respect to a Mortgage Loan, and upon receipt of any such other documents, the Custodian shall hold such other documents hereunder without any review of such documents.

(d)                With respect to any documents which have been delivered or are being delivered to recording offices for recording and have not been returned to Borrower in time to permit their delivery

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hereunder, Borrower shall deliver such original documents to the Custodian promptly when they are received if the related Mortgage Loan is then subject to this Tri-Party Agreement.

(e)                The delivery of each Trust Receipt, Custodian Loan Transmission, Inventory Report and Exception Report shall be Custodian’s representation to Lender and Borrower that, (i) with respect to each Legacy Mortgage Loan referenced in the applicable Trust Receipt or Custodian Loan Transmission, the Legacy Mortgage Loan Documents with respect to such Legacy Mortgage Loan have been delivered to, and are in the possession of, the Custodian as part of the Mortgage File for such Legacy Mortgage Loan, and (ii) with respect to each Non-Legacy Mortgage Loan referenced in the applicable Trust Receipt or Custodian Loan Transmission, (A) all Required Mortgage Loan Documents with respect to such Non-Legacy Mortgage Loan have been delivered to, and are in the possession of, the Custodian as part of the Mortgage File for such Non-Legacy Mortgage Loan, unless otherwise reflected on the Exception Report and (B) all Required Mortgage Loan Documents in connection with such Non-Legacy Mortgage Loan have been reviewed by the Custodian in accordance with the Mortgage File Review Procedures and to satisfy the requirements set forth in Section 2 of this Tri-Party Agreement.

(f)                 In connection with any Trust Receipt delivered hereunder by the Custodian, the Custodian makes no representations as to and shall not be responsible to verify (A) the validity, legality, ownership, title, enforceability, due authorization, recordability, sufficiency, or genuineness of any of the documents contained in each Mortgage File or (B) the collectability, priority, perfection, insurability, effectiveness or suitability of any such Mortgage Loan. Borrower and Lender hereby give the Custodian notice that from and after the date of the Trust Receipt applicable to such Mortgage Loan, Lender shall be the secured party, and Lender shall have a security interest in, each Mortgage Loan until Custodian’s receipt of a written notice from Lender that this Tri-Party Agreement has been terminated.

Section 3.                   Obligations of Custodian.

(a)                Other than as expressly provided in this Tri-Party Agreement, the Custodian shall maintain continuous custody of all items constituting the Mortgage Files in secure facilities in accordance with customary standards for such custody and shall reflect in its records the security interest of Lender therein. The Mortgage Loan Documents shall be maintained in fire resistant facilities.

(b)                With respect to the documents constituting each Mortgage File, the Custodian shall make disposition thereof only in accordance with the terms of this Tri-Party Agreement.

(c)                In the event that (i) Lender, Borrower or the Custodian shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Mortgage File or any document included within a Mortgage File or (ii) a third party shall institute any court proceeding by which any Mortgage File or a document included within a Mortgage File shall be required to be delivered otherwise than in accordance with the provisions of this Tri-Party Agreement, the party receiving such service shall promptly, but in any event within two (2) Business Days, deliver or cause to be delivered to the other parties to this Tri-Party Agreement copies of all court papers, orders, documents and other materials concerning such proceedings. The Custodian shall, to the extent permitted by law or any court order continue to hold and maintain all the Mortgage Files that are the subject of such proceedings pending a final, non-appealable order of a court of competent jurisdiction permitting or directing disposition thereof. Upon final determination of such court, the Custodian shall dispose of such Mortgage File or any document included within such Mortgage File as directed by Borrower (or, after the occurrence and during the continuance of an Event of Default, Lender) which shall give a direction consistent with such determination. Expenses of the Custodian (including reasonable attorneys’ fees and related expenses) incurred as a result of such proceedings shall be borne by Borrower.

Section 4.         Release of Mortgage Files.

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(a)                From time to time until Custodian receives a Lender Notice, upon receipt by Custodian of a written notice to the Custodian and Lender, substantially in the form of Annex 3 hereto (a “Request for Release”), the Custodian is hereby authorized to release Mortgage Files relating to Mortgage Loans in the possession of the Custodian to (i) Borrower, temporarily, for the purposes of servicing or correcting documentary deficiencies relating to the Mortgage File, (ii) Borrower as appropriate for the foreclosure of any of the Mortgage Loans or to exercise any other enforcement rights under any of the Mortgage Loans, (iii) a Bailee (for purpose of review on behalf of a Mortgage Loan Purchaser), in each case pursuant to a Bailee Letter in the form attached hereto as Annex 14, or (iv) Borrower upon payment in full of a Mortgage Loan by the related mortgagor; provided that, for the avoidance of doubt, Lender’s approval (as evidenced by Lender’s signature on the Request for Release) shall be required prior to any release of the Mortgage Files pursuant to foregoing subsections (iii) or (iv).

(b)                Borrower hereby represents and warrants to Lender that any such request by Borrower for release of Mortgage Files shall be solely for the purposes set forth in the Request for Release and that Borrower has requested such release in compliance with all terms and conditions of such release set forth in the Loan Agreement.

(c)                The Custodian shall keep track of any releases of Mortgage Files pursuant to this Section 4 and promptly notify Lender of the occurrence of each such release by updating the next Custodian Loan Transmission delivered hereunder.

(d)                Upon the occurrence (after giving effect to any applicable cure periods) and during the continuance of an Event of Default under the Loan Documents, an Authorized Representative of Lender may, deliver a written notice to Custodian in the form of Annex 10 attached hereto (a “Lender Notice”) which may be accompanied by a Request for Release instructing the Custodian to deliver the Mortgage Files to Lender. Following receipt of a Lender Notice, Custodian agrees to only comply with instructions with respect to the Mortgage Files from Lender and will not comply with any instructions with respect to any of the Mortgage Files originated from Borrower or any other party.

(e)                Borrower hereby covenants that Mortgage Files related to Eligible Mortgage Loans with an aggregate Eligible Mortgage Loan Borrowing Base value of greater than $10,000,000 will not be outside of possession of Custodian at any one time; provided, however, that the Custodian shall have no responsibility or obligation to determine or track such value.

(f)                 In the case of Mortgage Files released to a Bailee (for purpose of review of such Mortgage Files on behalf of a Mortgage Loan Purchaser), pursuant to Section 4(a)(iii) hereof, (i) Borrower covenants and agrees that (A) Borrower will attach to the Request for Release delivered to Lender and Custodian a Bailee Letter executed by Borrower with respect to such Mortgage Files, and (B) within one (1) Business Day of delivery of the Mortgage Files to such Mortgage Loan Purchaser, Borrower will deliver to Lender a copy of such Bailee Letter countersigned by the applicable Bailee and Mortgage Loan Purchaser, and (ii) upon delivery of any such Bailee Letter attached to a Request for Release, Custodian shall include such Bailee Letter (executed by Borrower) to the Bailee along with the delivery of the Mortgage Files in accordance with such Request for Release.

Section 5.                   Fees and Expenses of Custodian.

The Custodian shall charge such fees for its services under this Tri-Party Agreement as are set forth in a separate agreement between the Custodian and Borrower, the payment of which fees, together with the Custodian’s expenses incurred in connection herewith, shall be solely the obligation of Borrower. The obligations of Borrower under this Section 5 shall survive the termination of this Tri-Party

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Agreement and the resignation or removal of the Custodian. Borrower shall be obligated to pay the fees and expenses of the Custodian (which fees and expenses shall be the same fees and expenses charged to Borrower prior to the termination of the Loan Agreement or Custodian’s receipt of a Lender Notice) that are incurred on and after the termination of the Loan Agreement or the Custodian’s receipt of a Lender Notice stating that the Loan Agreement is terminated.

Section 6.                   Removal or Resignation of Custodian.

(a)                The Custodian may at any time resign and terminate its obligations under this Tri-Party Agreement upon at least sixty (60) days’ prior written notice to Borrower and Lender. Promptly after receipt of notice of the Custodian’s resignation, Borrower shall appoint, with Lender’s consent, which shall not be unreasonably withheld, by written instrument, a successor custodian. One (1) original counterpart of such instrument of appointment shall be delivered to each of Lender, Borrower, the Custodian and the successor custodian. If the successor Custodian shall not have been appointed within sixty (60) days of the Custodian’s providing such notice, Custodian may petition any court of competent jurisdiction to appoint a successor custodian; provided that, prior to such appointment, the Custodian shall continue to hold all Mortgage Files in accordance with the terms hereof and shall be entitled to such compensation therefor as is herein provided.

(b)                Borrower, upon at least sixty (60) days’ prior written notice to the Custodian, may remove and discharge the Custodian (or any successor custodian thereafter appointed) from the performance of its obligations under this Custodial Agreement; provided, that if any representation or warranty in Section 9 in this Custodial Agreement ceases to be true and correct on any date of determination during the term of this Custodial Agreement (notwithstanding the fact that any such representation, warranty or covenant was true on the date hereof) or Custodian breaches any of its covenants set forth in this Tri-Party Agreement, Borrower may, upon the discovery of such default, immediately remove and discharge Custodian (or any successor custodian thereafter appointed). Notwithstanding the foregoing, absent Lender’s consent, which consent shall not be unreasonably withheld, Borrower shall not remove or discharge any Custodian hereunder. If the successor Custodian shall not have been appointed within sixty (60) days of the Custodian’s receipt of such notice, Custodian may petition any court of competent jurisdiction to appoint a successor custodian; provided that, prior to such appointment, the Custodian shall continue to hold all Mortgage Files in accordance with the terms hereof and shall be entitled to such compensation therefor as is herein provided.

(c)                In the event of any such resignation or removal of the Custodian, the Custodian shall promptly upon the simultaneous surrender of any outstanding physical Trust Receipts held by Lender and the payment of all outstanding fees and expenses of the Custodian, transfer to the successor custodian, as directed in writing, all the Mortgage Files being administered under this Tri-Party Agreement. The cost of the shipment of Mortgage Files arising out of the resignation of the Custodian shall be at the expense of the Custodian unless such resignation is due to the nonpayment of its fees and expenses hereunder, in which case such expense shall be paid by Borrower. Borrower shall be responsible for the fees and expenses of the successor custodian and the fees and expenses for endorsing the Notes and assigning the Mortgages to the successor custodian if required pursuant to this paragraph.

Section 7.                   Examination of Mortgage Files.

(a)                Upon Custodian’s receipt of any Mortgage File related to a Non-Legacy Mortgage Loan, Custodian shall undertake the Mortgage File Review Procedures attached hereto as Annex 9 and prepare an Exception Report for Borrower and Lender detailing the conformance or non-conformance to such Mortgage File Review Procedures and whether or not all Required Mortgage Loan Documents have been received.

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(b)                Upon reasonable prior notice to the Custodian (which shall be two (2) Business Days or such shorter period of time agreed to by the Custodian and Lender) and at Borrower’s expense (in accordance with Section 6 hereto), no more than twice per calendar year (provided however, that such twice per year limit shall not apply upon the occurrence and during the continuation of an Event of Default), Lender and each of their respective agents, accountants, attorneys and auditors will be permitted during normal business hours to examine the Mortgage Files, documents, records and other papers in the possession of or under the control of the Custodian relating to any or all of the Mortgage Loans. The Borrower shall be responsible for any expenses in connection with such inspection. Any such inspection shall be subject to the procedures of the Custodian. In addition, and not in limitation of the foregoing, the Borrower shall indemnify and hold the Custodian harmless from all claims, costs, expenses, losses and damages incurred by the Custodian as a result of the damage, loss or misplacement of any Mortgage Files or Mortgage Loan Documents or other papers contained in the Mortgage Files while in the possession of the Lender (or its auditors or agents).

Section 8.                   Insurance of Custodian.

The Custodian shall, at its own expense, maintain at all times during the existence of this Tri-Party Agreement and keep in full force and effect insurance in amounts, with standard coverages and subject to deductibles, as are customary for insurance typically maintained by banks that act as the custodian of residential mortgage loan documents, which coverages shall include, without limitation, fidelity insurance, theft of documents insurance, forgery insurance and errors and omissions insurance. Upon written request from Borrower or Lender, the Custodian shall provide evidence (which evidence may be in the form of a certificate of the related insurer) that such insurance is in full force and effect.

Section 9.                   Representations, Warranties and Covenants.

The Custodian represents and warrants to, and covenants with, Borrower and Lender that as of the date hereof:

(i)                  The Custodian is (y) a national banking association duly chartered, validly existing and in good standing under laws of the United States of America, and (z) duly qualified and in good standing and in possession of all requisite authority, power, licenses, permits and franchises in order to execute, deliver and comply with its obligations under the terms of this Tri-Party Agreement.

(ii)                  The Custodian has all requisite right, power and authority to execute and deliver this Tri-Party Agreement and to perform all of its duties as the Custodian hereunder.

(iii)                  The execution, delivery and performance of this Tri-Party Agreement have been duly authorized by all necessary corporate action on the part of the Custodian, and neither the execution and delivery of this Tri-Party Agreement by the Custodian in the manner contemplated herein nor the Custodian’s performance of and compliance with the terms hereof will violate, contravene or create a default under any charter document or bylaw of the Custodian.

(iv)                  Neither the execution and delivery of this Tri-Party Agreement by the Custodian, nor its performance of and compliance with its obligations and covenants hereunder, require the consent or approval of any Governmental Authority or, if such consent or approval is required, it has been obtained.

(v)                  This Tri-Party Agreement, when executed and delivered by the Custodian, will constitute valid, legal and binding obligations of the Custodian, enforceable against the Custodian in accordance with their respective terms, except as the enforcement thereof may be limited by

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applicable debtor relief laws and that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or at law.

(vi)                  The Custodian is not an Affiliate of Borrower or Lender.

(vii)                  The Custodian is not a Mortgagor under any Mortgage Loan.

(viii)                  The Custodian is a national banking association organized and doing business under the laws of the United States of America or of any State, shall be authorized under such laws to exercise corporate trust powers, subject to supervision or examination by the United States of America or any such State, and has (A) a short-term, unsecured debt rated at least P-1 by Moody’s Investors Service, Inc. (or such lower rating as may be acceptable to Borrower and Lender) and (y) a short-term deposit rating of at least A-1 from Standard & Poor’s Ratings Services (or such lower rating as may be acceptable to Borrower and Lender).

(ix)                  The Custodian has a combined capital and surplus of at least $50,000,000 as set forth in its then most recent published annual report of condition.

Section 10.               Statements.

Upon the request of Lender or Borrower or as required by Section 2(b), the Custodian shall provide Lender or Borrower, as applicable, with a list of all the Mortgage Loans for which the Custodian holds a Mortgage File pursuant to this Tri-Party Agreement. Such list shall be in the form of a Custodian Loan Transmission.

Section 11.               No Adverse Interest of Custodian.

By execution of this Tri-Party Agreement, the Custodian represents and warrants that it currently holds, and during the existence of this Tri-Party Agreement shall hold, no adverse interest, by way of security or otherwise, in any Mortgage Loan, and hereby waives and releases any such interest which it may have in any Mortgage Loan as of the date hereof. The Mortgage Loans shall not be subject to any security interest, lien or right to set-off by the Custodian or any third party claiming through the Custodian, and the Custodian shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party interest in, the Mortgage Loans.

Section 12.               Indemnification.

(a)       Borrower agrees to indemnify and hold harmless the Custodian and its respective directors, officers, employees, agents, designees, successors and assigns from and against any and all liabilities, obligations, damages, penalties, claims, actions, judgments, suits, disbursements, losses, costs and expenses of any kind or nature, including reasonable fees and expenses of legal counsel, court costs and costs of appeal arising from or connected with, the Custodian’s execution and performance of this Tri-Party Agreement, its participation in any transaction contemplated hereby, or the relationship between the Custodian and Borrower created hereby, including but not limited to the claims of any third parties against the Custodian and including any claim or legal action commenced by the Custodian to enforce this indemnification obligation, except to the extent such loss, liability or expense results from the gross negligence, bad faith or willful misconduct on the part of the Custodian. The foregoing indemnification obligations shall survive the termination of this Tri-Party Agreement and the resignation or removal of the Custodian hereunder.

(b)       Custodian agrees to indemnify and hold Borrower and Lender, and their respective directors, officers, trustees, employees and agents harmless from and against any and all losses, liabilities,

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obligations, damages, penalties, actions, judgments, suits, claims, costs, expenses (including attorneys’ fees and expenses (including any legal fees and expenses in connection with the enforcement of the indemnification rights granted by this Section 12(b)), disbursements or any and all other costs and expenses of any kind or nature whatsoever that may be incurred in connection with a Custodial Delivery Failure.

Section 13.               Concerning Custodian.

The acceptance by the Custodian of its appointment hereunder is expressly subject to the following terms, which shall govern and apply to each of the terms and provisions of this Tri-Party Agreement (whether or not so stated herein).

(a)                In the absence of bad faith on the part of the Custodian, the Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion or other document furnished to the Custodian reasonably believed by the Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Tri-Party Agreement; but in the case of any Mortgage Loan Document or other request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Custodian, the Custodian shall be under a duty to examine the same in accordance with the requirements of this Tri-Party Agreement.

(b)                The Custodian undertakes to perform such duties and only such duties as are specifically set forth in this Tri-Party Agreement. The Custodian shall not have any duties or responsibilities except those expressly set forth in this Tri-Party Agreement. No implied duties, obligations or responsibilities shall be read into this Tri-Party Agreement against, or on the part of, the Custodian. Any permissive right of the Custodian to take any action hereunder shall not be construed as a duty. In the event that any provision of this Agreement implies or requires that action or forbearance be taken by a party, but is silent as to which party has the duty to act or refrain from acting, the parties agree that the Custodian shall not be the party required to take action or refrain from acting.

(c)                The Custodian shall not be liable for any error of judgment, for any act done or step taken or omitted to be taken by it, made in good faith by an officer or officers of the Custodian unless such error in judgment constitutes negligence or willful misconduct on the part of the Custodian; provided that, notwithstanding the foregoing or anything in this Agreement to the contrary, Custodian shall be liable for its failure to review any Required Mortgage Loan Document in accordance with the Mortgage File Review Procedures and; provided further that nothing in this Section 13(c) shall limit Custodian’s indemnification obligations pursuant to Section 12(b) hereof. In no event shall the Custodian or its directors, Affiliates, officers, agents and employees be held liable for any lost profits or exemplary, punitive, special, indirect or consequential damages of any kind resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the likelihood or possibility of such damages.

(d)                The Custodian shall not be liable with respect to any action taken or omitted to be taken by it in good faith, taken and believed by it to be within powers conferred upon it hereunder, or taken or omitted to be taken in accordance with any direction of Borrower or Lender given under this Tri-Party Agreement or omitted to be taken by it by reason of the lack of direction required hereby for such action.

(e)                None of the provisions of this Tri-Party Agreement shall require the Custodian to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it. For all purposes of this Tri-Party Agreement, the Custodian may rely conclusively on

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any written notice from the Lender as to the existence of an Event of Default that is continuing under the Loan Agreement and shall not be deemed to have knowledge thereof in the absence of such written notice. In the event of any question or dispute as to the terms and conditions of the Loan Agreement, the Custodian may rely conclusively on any written determination or direction furnished to it by Lender. Without limiting the generality of the foregoing, the Custodian shall not be required to follow any direction of Lender with respect to actions to be taken after the occurrence of a Default or Event of Default by Borrower if the Custodian reasonably believes that such directions would cause it to incur any liability, loss, cost or expense (including legal fees and expenses), other than costs or expenses that are incurred in the ordinary course of the Custodian’s performance of its obligations hereunder unless Lender has furnished the Custodian with indemnification satisfactory to it.

(f)                 Any entity into which the Custodian may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any entity succeeding to the business of the Custodian shall be the successor of the Custodian hereunder without the execution or filing of any paper with any parties hereto or any further act on the part of any of the parties hereto except where an instrument or transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

(g)                For all purposes of this Tri-Party Agreement, the Custodian may rely conclusively on any Lender Notice or other written direction or instruction from Lender. In the event of any question or dispute as to the terms and conditions of the Loan Agreement, the Custodian may rely conclusively on any written determination or direction furnished to it by Lender.

(h)                If the Custodian requests instructions from Lender with respect to any action or failure to act in connection with items not otherwise addressed in this Tri-Party Agreement, the Custodian shall be entitled to refrain from taking such action and continue to refrain from acting unless and until the Custodian shall have received written instructions from Lender without incurring any liability therefore. The Lender shall hold the Custodian harmless from any liability, loss, cost or expense (including legal fees and expenses), incurred by the Custodian solely in connection with the performance of actions directed to be taken by Lender following the Lender's delivery to Custodian of a Lender Notice and only to the extent such liability, loss, cost or expense (including legal fees and expenses) are not reimbursed to the Custodian by the Borrower within thirty (30) days of a written request by Custodian. Notwithstanding the foregoing, such indemnity shall not relieve the Borrower of any its obligations under this Tri-Party Agreement, including any indemnity obligations.

(i)                 In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Anti-Money Laundering Law”), the Custodian is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Custodian. Accordingly, each of the parties agrees to provide to the Custodian upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Custodian to comply with Anti-Money Laundering Laws.

(j)                 Without prejudice to the generality of the foregoing, the Custodian shall be without liability to the Lender and Borrower for any damage or loss resulting from or caused by events or circumstances beyond the Custodian’s reasonable control including nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, computer viruses or the like, fires, floods, earthquakes or other natural disasters, civil and military disturbance, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, national disasters of any kind, or other similar events or acts; errors by the Lender or Borrower (including

12

any Authorized Representative) in its instructions to the Custodian; or changes in applicable law, regulation or orders.

(k)                The Custodian makes no representations as to and shall not be responsible for or required to verify (A) the validity, legality, enforceability, due authorization, effectiveness, recordability, insurability, sufficiency, value, form, substance, or genuineness of any of the documents contained in any Mortgage File or (B) the collectability, insurability, validity, transferability, insurability, value, effectiveness, perfection, priority or suitability of any Mortgage File or any document contained therein.

(l)                 The Custodian shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by a Responsible Officer of the Custodian or unless (and then only to the extent received) Custodian has received notice in writing in accordance with Section 15 herein and specifically referencing this Tri-Party Agreement. Any other provision of this Tri-Party Agreement to the contrary notwithstanding, the Custodian shall have no notice of and shall not be bound by any of the terms and conditions of any other document or agreement unless the Custodian is a signatory party to that document or agreement, including, without limitation, the Loan Agreement.

(m)              The Custodian shall be under no obligation to verify the authenticity of any signature on any of the documents received or examined by it in connection with this Tri-Party Agreement or the authority or capacity of any person to execute or issue such document, except as provided in Section 17 of this Tri-Party Agreement with respect to Authorized Representatives; shall have no duty to ascertain whether or not any cash amount or payment has been received by Borrower, Lender or any third person and shall not be required to perform any cash movement functions in relation to this Tri-Party Agreement; and shall not be required to value or produce a report detailing the value of the Mortgage Files. The Custodian shall not be responsible for the preparation or filing of any reports or returns relating to federal, state or local income taxes with respect to this Tri-Party Agreement, other than in respect of the Custodian’s compensation or for reimbursement of expenses.

(n)                Nothing in this Tri-Party Agreement shall be deemed to impose on the Custodian any duty to qualify to do business in any jurisdiction, other than (i) any jurisdiction where any Mortgage File is or may be held by the Custodian from time to time hereunder, and (ii) any jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify could have a material adverse effect on the Custodian or its property or business or on the ability of the Custodian to perform its duties hereunder.

(o)                In the event that any provision of this Tri-Party Agreement implies or requires that action or forbearance be taken by a party, but is silent as to which party has the duty to act or refrain from acting, the parties agree that the Custodian shall not be the party required to take action or refrain from acting.

(p)                The Custodian shall have no responsibility or duty with respect to any Mortgage Files while any such Mortgage Files are not in its possession, other than identifying them as released.

(q)                The Custodian may consult with, and obtain advice from, legal counsel selected in good faith, with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto, and the opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by the Custodian in good faith in accordance with the advice or opinion of such counsel; provided that the foregoing shall not in any way limit Custodian’s indemnification obligations pursuant to Section 12(b) hereof.

(r)                 The Custodian may act or exercise its duties or powers hereunder through agents or attorneys; provided, that the Custodian shall be responsible for the performance of all such duties and powers hereunder as if the Custodian were performing such duties or powers itself. Notwithstanding the

13

foregoing, the Custodian shall not incur any liability pursuant to Section 12(b) hereof for any Custodial Delivery Failure arising solely from the failure of a courier, overnight delivery service or other common carrier regularly engaged by the Custodian in the normal course of the Custodian’s business to timely deliver the subject document or documents so long as the Custodian timely remitted the subject document or documents into the custody of, and provided correct and complete delivery instructions to, such carrier.

The provisions of this Section 13 shall survive the termination of this Tri-Party Agreement and the resignation or removal of the Custodian.

Section 14.               Termination of Security Interest; Term of Tri-Party Agreement.

(a)                Upon the occurrence of delivery to Custodian of notice of the occurrence of the Termination and Release Date, Lender’s security interest in the Mortgage Loans shall terminate, without delivery of any other instrument or performance or any act by any party.

(b)                Promptly after written notice from Lender of the occurrence of the Termination and Release Date and payment in full of amounts owing to the Custodian hereunder, the Custodian shall deliver all documents remaining in the Mortgage Files to Borrower (or its designee), and this Tri-Party Agreement shall thereupon terminate.

Section 15.               Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by the recipient party at the address for such party set forth in this Section 15 below, or at such other addresses as may hereafter be furnished to each of the other parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee. Any demand, notice or communication hereunder shall be (i) sent by electronic transmission (including e-mail), (ii) delivered in person, or (iii) transmitted by a recognized private (overnight) courier service. Each party hereto agrees to notify each other party if its address should change.

If to Lender:                  Jeff Kocher

NexBank SSB

2515 McKinney Avenue, Suite 1100

Dallas, Texas 75201
           Jeff.Kocher@NexBank.com

With a copy to:              NexBank Loan Operations

2515 McKinney Avenue, Suite 1100

Dallas, Texas 75201

nexbankloanoperation@nexbank.com

and to

Sarah Peterson

NexBank SSB

2515 McKinney Avenue, Suite 1100

Dallas, Texas 75201

sarah.peterson@nexbank.com

and to                          Sakina Foster

Haynes and Boone, LLP

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2323 Victory Avenue, Suite 700

Dallas, Texas 75219

sakina.foster@haynesboone.com

If to Borrower:             c/o Gemini Fund Services, LLC
80 Arkay Drive, Suite 110

Hauppauge, New York 11788

With a copy to:              c/o Oakline Advisors, LLC
15601 Dallas Parkway, Suite 600
Addison, TX 75001

If to Custodian:              U.S. Bank National Association

4527 Metropolitan Ct. Ste C

Frederick, MD 21704

Attn: Private Certification / Maureen Bodine

Phone: (301) 874-4528

Email: maureen.bodine@usbank.com

Section 16.               Governing Law.

This Tri-Party Agreement shall be construed in accordance with, and governed by the law of the State of New York, without giving effect to the conflict of laws principles thereof.

Section 17.               Authorized Representatives.

Each individual designated as an authorized representative of Lender or their respective successors or assigns, Borrower and the Custodian, respectively (an “Authorized Representative”), is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Tri-Party Agreement on behalf of Lender, Borrower and the Custodian as the case may be, and the specimen signature for each such Authorized Representative, initially authorized hereunder, is set forth on Annexes 4, 5 and 6 hereto, respectively. From time to time, Lender, Borrower, the Custodian or their respective successors or permitted assigns may, by delivering to the others a revised annex, change the information previously given pursuant to this Section 17, but each of the parties hereto shall be entitled to rely conclusively on the then current annex until receipt of a superseding annex.

Section 18.               Amendment.

This Tri-Party Agreement may be amended from time to time by written agreement signed by Borrower, Lender and the Custodian. The Custodian shall not be required to execute any amendment that adversely affects its rights, duties, indemnities or immunities hereunder.

The Custodian shall be given notice of any amendment to the Loan Agreement, and Annex 13 shall be replaced or supplemented with such amendment. Until such time as the Custodian receives an update to Annex 13, the Custodian shall be entitled to rely upon Annex 13 as the current form of Loan Agreement.

Section 19.

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Cumulative Rights.

The rights, powers and remedies of the Custodian, Borrower and Lender under this Tri-Party Agreement shall be in addition to all rights, powers and remedies given to the Custodian, Borrower and Lender by virtue of any statute or rule of law, the Loan Agreement or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Lender’s security interest in the Mortgage Loans.

Section 20.               Binding Upon Successors.

All rights of the Custodian, Borrower and Lender under this Tri-Party Agreement shall inure to the benefit of the Custodian, Borrower and Lender and their successors and permitted assigns. No party hereto shall be permitted to assign its rights under this Tri-Party Agreement without the written consent of the other parties hereto, other than pursuant to Section 23 herein. This Tri-Party Agreement is not intended for, and shall not be construed to be intended for, the benefit of any third parties and may not be relied upon or enforced by any third parties.

Section 21.               Entire Agreement; Severability.

THIS TRI-PARTY AGREEMENT CONTAINS THE ENTIRE AGREEMENT WITH RESPECT TO THE MORTGAGE LOANS AMONG CUSTODIAN, LENDER AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. If any of the provisions of this Tri-Party Agreement shall be held invalid or unenforceable, this Tri-Party Agreement shall be construed as if not containing such provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

Section 22.               Execution In Counterparts.

This Tri-Party Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The parties agree that this Tri-Party Agreement, any documents to be delivered pursuant to this Tri-Party Agreement and any notices hereunder may be transmitted between them by email. The parties intend that electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.

Section 23.               Assignment by Lender.

Subject in all respects to the Loan Documents, upon foreclosure by the Lender on the Mortgage Loans following an Event of Default and delivery of a Lender Notice to Custodian pursuant to Section 4(d), Lender shall have free and unrestricted use of the Mortgage Loans, and all rights of Lender under the Loan Agreement (including under this Tri-Party Agreement) may be assigned by Lender, subject to the Loan Documents, to any assignee designated by Lender (each, an “Assignee”). Upon receipt of reasonable advance written notice to the Custodian of any such assignment in the form attached hereto as Annex 8, with consent from Custodian which shall be solely with respect to the approval of such Assignee pursuant to the requirements and limitations of the Custodian’s “know your customer” rules that may be in effect from time to time, the Custodian shall mark its records to reflect the pledge or assignment of the Mortgage Loans by Lender to the Assignee. The Custodian’s records shall reflect the pledge or assignment of the Mortgage Loans by Lender to the Assignee until such time as the Custodian receives written instructions from Lender with consent from the Assignee that the Mortgage Loans are no longer pledged or assigned by Lender to the Assignee, at which time the Custodian shall change its

16

records to reflect the release of the pledge or assignment of the Mortgage Loans, and that the Custodian is holding the Mortgage Loans, as custodian for, and for the benefit of, Borrower.

Section 24.               Transmission of Mortgage Files.

(a)                Prior to any shipment of any Mortgage Files, or other Mortgage Loan Documents hereunder, Borrower shall deliver to the Custodian written instructions as to the method of shipment and shipper(s) the Custodian is to utilize in connection with the transmission of Mortgage Files or other Mortgage Loan Documents in the performance of the Custodian’s duties hereunder. Borrower shall arrange for the provision of such services at its sole cost and expense (or, at the Custodian’s option, reimburse the Custodian for all costs and expenses incurred by the Custodian consistent with such instructions) and will maintain such insurance against loss or damage to Mortgage Files or other Mortgage Loan Documents as Borrower deems appropriate. Without limiting the generality of the provisions of Section 12 above, it is expressly agreed that in no event shall the Custodian have any liability for any losses or damages to any person, including without limitation, Borrower, arising out of actions of the Custodian consistent with the instructions of Borrower. In the event the Custodian does not receive such written instructions, the Custodian shall be authorized and shall be indemnified as provided herein to utilize a nationally recognized courier service.

(b)                Notwithstanding the foregoing, it is hereby expressly agreed that in the absence of express written instruction from Lender or Borrower, as the case may be, pursuant to the preceding terms, shipment may be made by the Custodian in any instance by means of any recognized overnight delivery or shipping service (it being hereby expressly acknowledged that United Parcel Service is one such recognized service, without implied limitation). All costs and risks of shipment shall be borne by Borrower, and it is hereby expressly agreed that in no event shall the Custodian have any liability for any losses or damages to any Person, arising out of actions of the Custodian consistent with the instructions of Lender or Borrower. Any costs of shipment that may be incurred or paid by the Custodian from time to time may be billed by the Custodian to Borrower on a monthly basis and shall be due and payable when billed in accordance with Section 5.

Section 25.               Confidentiality.

The parties hereto agree that they and their advisors, including legal counsel, shall not disclose to any other Person and shall keep confidential the terms and conditions of this Tri-Party Agreement (including fee arrangements) and any amendment, supplement, Annex, Schedule or Exhibit hereto (“Confidential Information”). In the event that any party hereto or its advisors breaches any provision of this section, then, in addition to any other rights and remedies available to the non-breaching party, a non-breaching party shall be entitled to temporary and permanent injunctive relief against the breaching party without the necessity of proving actual damages. Notwithstanding the foregoing, Confidential Information may be disclosed by a party to the extent that (i) such party reasonably deems necessary to do so in working with taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable laws, (ii) any portion of the Confidential Information is required by law or requested by judicial or regulatory or supervisory process to be disclosed, or (iii) such disclosure is necessary to establish, make effective or enforce Borrower’s or Lender’s rights, as applicable, in Mortgage Loans contained in the related Mortgage File held by the Custodian pursuant to this Tri-Party Agreement.

Section 26.               Effective Waiver.

In no instance shall any delay or failure to act be deemed to be or effective as a waiver by any party of any right, power or term hereunder, unless and except to the extent such waiver is set forth in an expressly written instrument signed by the party against whom it is to be charged.

Section 27.

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Actions Necessary to Preserve Rights under Mortgage Loan Documents.

Notwithstanding the delivery of Mortgage Files to the Custodian, each party hereto acknowledges that the Custodian shall have no obligation to (i) collect or enforce any Note or other document relating to any Mortgage File, (ii) take action to preserve or maintain the obligations of any party obligated under any Note or other document contained in such Mortgage File, (iii) take action to protect, preserve or safeguard the rights of Lender against any Person under any such document, or (iv) take action to obtain, preserve, safeguard, continue, perpetuate or enforce rights against any collateral which may secure repayment of any Note. Lender hereby expressly releases the Custodian from the obligation to take any such action.

Section 28.               Other Business.

Nothing herein shall prevent the Custodian or any of its Affiliates from engaging in other business, or from entering into any other transaction or financial or other relationship with, or receiving fees from or from rendering services of any kind to Borrower, Lender or any other Person. Nothing contained in this Tri-Party Agreement shall constitute Borrower, Lender and/or the Custodian (and/or any other Person) as members of any partnership, joint venture, association, syndicate, unincorporated business or similar assignment as a result of or by virtue of the engagement or relationship established by this Tri-Party Agreement.

Section 29.               Miscellaneous.

Each of the parties hereto hereby acknowledges receipt of the following notice:

“IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Custodian will ask for documentation to verify its formation and existence as a legal entity. The Custodian may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.”

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Tri-Party Agreement was duly executed by the parties hereto as of the day and year first above written.

VERTICAL CAPITAL INCOME FUND,
as Borrower
By:/s/
Name: Michael Cohen
Title: President

U.S. BANK NATIONAL ASSOCIATION, as Custodian
By:/s/
Name: Kenneth Brandt
Title: Assistant Vice President

NEXBANK SSB, as Lender
By:/s/
Name: Wayne Spencer
Title: SVP
19

Annex 1
to Tri-Party Agreement

REQUIRED FIELDS FOR MORTGAGE LOAN SCHEDULE

Original Loan Amount
Servicer Loan ID
Property Address
Investor Loan Number
Borrower Name
Origination Date
Whether Loan is an Eligible Mortgage Loan under the Loan Agreement for borrowing base inclusion.
20

Annex 2
to Tri-Party Agreement

________ Customer Code:____

FORM OF TRUST RECEIPT

Overnight Courier Tracking No.______
# of Mortgage Loans:_______
Original Quantity $____

[ ]

Re: Tri-Party Agreement, dated as of July 20, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Tri-Party Agreement”), among VERTICAL CAPITAL INCOME FUND (“Borrower”), U.S. BANK NATIONAL ASSOCIATION, as custodian (the “Custodian”) and NEXBANK SSB (“Lender”).

Ladies and Gentlemen:

In accordance with the provisions of Section 2 of the above-referenced Tri-Party Agreement (capitalized terms not otherwise defined herein having the meanings ascribed to them in the Tri-Party Agreement), the undersigned, as the Custodian, hereby certifies as to each Mortgage Loan described in the attached Custodian Loan Transmission all matters set forth in Section 2 of the Tri-Party Agreement, subject to the limitation set forth in Section 2(f) of the Tri-Party Agreement.

The delivery of this Trust Receipt evidences that the Custodian is holding each Mortgage Loan identified on the Custodian Loan Transmission attached hereto, pursuant to the Tri-Party Agreement, as the agent of and custodian for Borrower.

The Custodian makes no representations as to, and shall not be responsible to verify, (i) the validity, legality, ownership, title, enforceability, due authorization, recordability, sufficiency, or genuineness of any of the documents contained in each Mortgage File or (ii) the collectability, priority, perfection, insurability, effectiveness or suitability of any such Mortgage Loan.

On each date the Custodian delivers to Lender a Trust Receipt, it shall supersede the Trust Receipt, previously delivered by the Custodian to Lender hereunder. The most recently delivered Trust Receipt shall control and be binding upon the parties hereto.

U.S. BANK NATIONAL ASSOCIATION, as Custodian

By: ______________________________

Name:

Title:

21

Annex 3
to Tri-Party Agreement

REQUEST FOR RELEASE

To: U.S. BANK NATIONAL ASSOCIATION, as Custodian

4527 Metropolitan Ct. Ste C

Frederick, MD 21704

Attn: Private Certification / Maureen Bodine

Email: maureen.bodine@usbank.com

Re: Release of Collateral File

In connection with the administration of the Mortgage Loans held by you, as Custodian , we request the release, and acknowledge receipt of the (Mortgage File/ [specify document]) for the Mortgage Loan described, for the reason indicated below.

Address to Which Mortgage File Should Be Delivered:

Obligor’s Name, Primary Borrower First and Last Name

Address and Zip Code: Property Address

Loan Number:

A.	Loan is an Eligible Mortgage Loan under the Loan Agreement (check one): Y ___ N ___

B.       Reason for Requesting Documents (check one)

1. Loan Paid in Full

2. Loan Sold or Transferred pursuant to Section 4.3 of the Loan Agreement

3. Loan in Foreclosure, out for servicing, or Borrower is exercising remedies under such Mortgage Loan

4. Loan in possession of Borrower to correct documentary deficiencies.

5. Mortgage File related to such Mortgage Loan to be sent to Bailee (for purpose of review on behalf of a Mortgage Loan Purchaser), at the following address:

[Bailee]
[Address]

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6. Other (explain)

If box 1, 2, or 5 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us any and all additional documents in your possession relating to the above specified Mortgage Loan(s) [INCLUDE IF BOX 1 OR 2 ABOVE IS CHECKED: and be advised that, if box 1 or 2 above is checked, Lender, by its signature below hereby releases all right, interest or claim of any kind with respect to the Mortgage Loan(s) referenced above].

VERTICAL CAPITAL INCOME FUND

By:

Name:

Title:

[INCLUDE IF BOX 1, 2 OR 5 ABOVE IS CHECKED:

Acknowledged and Agreed:

NEXBANK SSB, as Lender
By:
Name:
Title:]

23

Annex 4
to Tri-Party Agreement

AUTHORIZED REPRESENTATIVES OF LENDER

Name	Specimen Signature
Jeff Kocher, Vice President	_________________________

Bill Mansfield, Senior Vice President	_________________________
Rhett Miller, Executive Vice President and Chief Credit Officer	_________________________
Joon Kim, Vice President	_________________________
Andrew Stack, Special Projects Manager	_________________________
Wayne Spencer, Senior Vice President	_________________________

24

Annex 5
to Tri-Party Agreement

AUTHORIZED REPRESENTATIVES OF BORROWER

Name	Specimen Signature
David Aisner	_________________________
Katherine Hawkins	_________________________
25

Annex 6
to Tri-Party Agreement

AUTHORIZED REPRESENTATIVES OF custodian

Name	Specimen Signature
_________________________	_________________________
_________________________	_________________________
_________________________	_________________________
_________________________	_________________________
26

Annex 7
to Tri-Party Agreement

FORM OF LOST NOTE AFFIDAVIT

I, as ___________________________ (title) (hereinafter called “Deponent”) of U.S. BANK NATIONAL ASSOCIATION, as custodian (in such capacity, the “Custodian”), am authorized to make this Lost Note Affidavit (this “Affidavit”) on behalf of the Custodian. Capitalized terms not otherwise defined herein are defined in that certain Tri-Party Agreement, dated as of July 20, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Tri-Party Agreement”), among VERTICAL CAPITAL INCOME FUND (“Borrower”), the Custodian and NEXBANK SSB (“Lender”). In connection with the administration of the Mortgage Loans held by the Custodian on behalf of Borrower, Deponent being duly sworn, deposes and says that:

1.       Custodian’s address is:

______________________

______________________

2.       Custodian previously delivered to Lender a Custodian Loan Transmission with respect to that certain Note in original form (the “Original Note”) made by ___ in an original principal balance of $___, secured by a Mortgage on a property located at____, which did not indicate such Original Note is missing. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Tri-Party Agreement;

3.       Such Original Note is not outstanding pursuant to a Request for Release;

4.       Aforesaid Original Note has been lost;

5.       Deponent has made or has caused to be made diligent search for the Original Note and has been unable to find or recover same;

6.       The Custodian was the Custodian of the Original Note at the time of loss;

7.       Deponent agrees that, if said Original Note should ever come into the Custodian’s possession, custody or power, the Custodian will immediately and without consideration surrender the Original Note to [Lender] [Borrower];

8.       Attached hereto is a true and correct copy of (i) the Original Note, endorsed in blank by the Mortgagee, as provided by __________________________ or its designee and (ii) the Mortgage which secures the Note, which Note is recorded at __________________;

9.       Deponent hereby agrees that the Custodian (a) shall indemnify and hold harmless the [Lender][Borrower] in accordance with Section 12 of the Tri-Party Agreement; and

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10.       This Affidavit is intended to be relied on by [Lender] [Borrower], its successors, and assigns and the Custodian represents and warrants that it has the authority to perform its obligations under this Affidavit.

EXECUTED THIS ____ day of _______, ____, on behalf of Custodian by:
___________________________________
Signature
___________________________________
Typed Name

On this _________ day of _______________________, ____, before me appeared ____________________________________________, to me personally know, who being duly sworn did say that she/he is the ______________________________ of ______________________, and that said Lost Note Affidavit was signed and sealed on behalf of such corporation and said _____________________________ acknowledged this instrument to be the free act and deed of said corporation.

_____________________________________

Notary Public in and for the

State of ____________________________.

My Commission expires: _______________.

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Annex 8
to Tri-Party Agreement

NOTICE OF ASSIGNMENT

To: __________________________

From: ____________________________

Date: ____________________________

You are hereby notified that as of [date] the undersigned has assigned all of its right, title and interest in and to the Mortgage Loans identified in the schedule attached hereto to [Assignee’s name and address]. You are hereby instructed to hold such Mortgage Loans pursuant to the terms of the Tri-Party Agreement, dated as of July 20, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Tri-Party Agreement”), among VERTICAL CAPITAL INCOME FUND (“Borrower”), U.S. BANK NATIONAL ASSOCIATION, as custodian (in such capacity, the “Custodian”) and NEXBANK SSB (“Lender”), for the sole and exclusive benefit of [name of Assignee] subject to the terms of the Tri-Party Agreement by which [name of Assignee] hereby agrees to be bound. Capitalized terms not otherwise defined are herein used with the meanings assigned to such terms in the Tri-Party Agreement.

When you have received written instructions from Lender with the Assignee’s consent thereon that the Mortgage Loans are no longer assigned by Lender to the Assignee, you shall change your records to reflect the release of the assignment or pledge of the Mortgage Loans and that you are holding the Mortgage Loans as custodian for, and for the benefit of, Borrower.

[_________________________]
By:
Name:
Title:
Date:
[NAME OF ASSIGNEE]
By:
Name:
Title:
Date:

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As Approved and Acknowledged by:

(solely with respect to the approval of Assignee, subject solely to the requirements and limitations of Custodian’s “know your customer” rules that may be in effect from time to time)

U.S. BANK NATIONAL ASSOCIATION, as Custodian

By:

Name:

Title:

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Annex 9
to Tri-Party Agreement

MORTGAGE FILE REVIEW PROCEDURES

Custodian shall confirm the following with respect to each Mortgage File related to a Non-Legacy Mortgage Loan:

1.                   The Note and the Mortgage each appear to bear an original signature or signatures purporting to be the signature or signatures of the Person or Persons named as the maker and Mortgagor or grantor.

2.                   The amount of the Note is the same as the amount specified on the related Mortgage.

3.                   The original mortgagee is the same as the payee on the Note.

4.                   The Mortgage contains a legal description other than address, city and state.

5.                   The notary section (acknowledgment) is present and attached to the related Mortgage and is signed.

6.                   Neither the original Note, nor the copy of the Mortgage, nor the original Assignment of Mortgage contain any alterations which appear irregular on their face, or if altered, such alterations have the initials of the person(s) named as the Mortgagor.

7.                   The Note is payable or endorsed to Borrower and endorsed by Borrower in blank in an allonge, with completion of the (a) date of the Note, (b) principal amount of the Note, (c) name of the underlying borrower on the Note, and (d) property address contained in the Mortgage related to the Note.

8.                   Each original recorded Assignment of Mortgage and any intervening assignment of mortgage, if applicable, bears the name of the mortgagor, which is the same as the name on the Mortgage Loan Schedule, appears to bear the original signature of the named mortgagee or beneficiary including any subsequent assignors (and any other necessary party), as applicable, and the intervening assignments of mortgage evidence a complete chain of assignment and transfer of the related Mortgage from the originating Person to Borrower.

9.                   The date of each intervening assignment is on or after the date of the related Mortgage and/or the immediately preceding assignment, as the case may be.

10.               The notary section (acknowledgment) is present and attached to each intervening assignment and is signed.

11.               Based upon a review of the Note, the Servicer Loan ID, the Mortgagor’s name, the address of the Mortgaged Property, the original mortgage interest rate and any other fields as mutually agreed upon in writing as set forth in the Mortgage Loan Schedule are correct.

12.               The Mortgage File contains the original or a copy of the long or short form policy of title insurance (or a commitment for title insurance, if the policy is being held by the title insurance company pending recordation of the Mortgage) or attorney’s opinion of title.

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13.               If a signatory to the Note is a trustee, the Custodian has received an original or copy of the related Trust Agreement.

14.               The mortgagee title insurance policy shows the following: (a) title in the name of Mortgagor; (b) the lender under the Note as the mortgagee and as insured party; (c) the borrower under the Note as Mortgagor; (d)(i) the property legal description consistent with that shown on the Mortgage if the title insurance policy is in “long form” or (ii) the common street address is consistent with that shown on the Mortgage if the title insurance is not in “long form”; and (e) the insured amount is not less than the original principal loan amount on the Note.

15.               The Custodian has received an original Assignment of Mortgage for each Mortgage Loan executed by Borrower “in blank” or to NexBank SSB, notarized and acceptable for recording but not recorded; provided that the Assignment of Mortgage is not required to include: (i) identifying recordation information which matches the recording information that appears on the Mortgage or (ii) the legal description of the property subject to such Mortgage.

.

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Annex 10
to Tri-Party Agreement

NOTICE BY LENDER TO CUSTODIAN OF EVENT OF DEFAULT

[ ]

[Address]
Attention:

Re: Event of Default

Ladies and Gentlemen:

Reference is made to that certain Tri-Party Agreement, dated as of July 20, 2018, (as amended, restated, supplemented or otherwise modified from time to time, the “Tri-Party Agreement”), among VERTICAL CAPITAL INCOME FUND (“Borrower”), NEXBANK SSB (“Lender”) and U.S. BANK NATIONAL ASSOCIATION (“Custodian”). Notice is hereby given that an Event of Default has occurred and is continuing under the Loan Agreement. Lender hereby directs Custodian to accept instructions from Lender as to the disposition of such mortgage files and such rights shall be exercisable solely by Lender.

Very truly yours,
[ ]
By: _________________________
Name:
Title:
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Annex 11
to Tri-Party Agreement

MORTGAGE LOAN DOCUMENTS

1.                   The original Note, properly payable or endorsed to Borrower and endorsed by Borrower in blank in an allonge, with appropriate completions (or if the original Note has been lost or destroyed, a copy of such Note together with a lost note affidavit);

2.                   To the extent in the possession of Borrower, (A) the original recorded Mortgage or a copy of the recorded Mortgage with evidence of recording thereon; and (B) the original or a copy of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney with evidence of recording thereon, if recordation is required, in each case delivered within sixty (60) days after acquisition by Borrower of the related Mortgage Loan;

3.                   To the extent in the possession of Borrower, originals, or copies of any intervening assignments of lien with evidence of recording thereon;

4.                   An original Assignment of Mortgage for each Mortgage Loan executed by Borrower “in blank” or to NexBank SSB, notarized and acceptable for recording but not recorded; provided that the Assignment of Mortgage is not required to include: (i) identifying recordation information which matches the recording information that appears on the Mortgage or (ii) the legal description of the property subject to such Mortgage;

5.                   To the extent in the possession of Borrower, the original or a copy of the mortgagee title insurance policy or attorney’s opinion of title and abstract of title, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy (if any), insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the mortgagor; and

6.                   Any and all other files, documents, instruments, certificates or other records that are in the possession of Borrower and would be reasonably required to enforce a mortgagee’s remedies with respect to a default under the related Mortgage Loan.

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Annex 12
to Tri-Party Agreement

FORM OF LENDER’S RELEASE

_____________, ______, 20__

[Mortgage Loan Purchaser]

[Address]

Attention:

Re:	The Tri-Party Agreement, dated as of July 20, 2018 (the “Tri-Party Agreement”), among NEXBANK SSB (the “Lender”), VERTICAL CAPITAL INCOME FUND (the “Borrower”), U.S. BANK NATIONAL ASSOCIATION (the “Custodian”)

Ladies and Gentlemen:

Reference is made to the above captioned Tri-Party Agreement. Capitalized terms used herein shall have the respective meanings ascribed to them in the Tri-Party Agreement unless otherwise expressly defined herein.

We hereby release all right, interest or claim of any kind with respect to the Mortgage Loans referenced in the attached schedule, such release to be effective automatically without any further action by any party, upon our receipt of written notice from the Borrower of its receipt of payment in full for such Mortgage Loans in accordance with the payment instructions included in the Purchase Agreement between you and the Borrower.

For the avoidance of doubt, upon the effectiveness of the release provided for in the preceding paragraph, Custodian may hold the documents constituting the Mortgage Loan Documents for the exclusive benefit of [NAME OF MORTGAGE LOAN PURCHASER] (“Mortgage Loan Purchaser”). Custodian, Mortgage Loan Purchaser, and the Borrower may rely upon the statements made by us herein.

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Sincerely,

[ ]

By:_______________________________________

Name:

Title:

cc:

VERTICAL CAPITAL INCOME FUND, as Borrower

36

Annex 13
to Tri-Party Agreement

LOAN AGREEMENT

37

Annex 14
to Tri-Party Agreement

FORM OF BAILEE LETTER

[Insert on Borrower’s letterhead]

[●]

[NAME OF BAILEE] (“Bailee”)

[ADDRESS]

Attn:

[NAME OF MORTGAGE LOAN PURCHASER] (“Mortgage Loan Purchaser”)

[ADDRESS]

Attn:

Re: Pledge of Mortgage Loans from Vertical Capital Income Fund

Ladies and Gentlemen:

Pursuant to the terms and conditions set forth below, pursuant to that certain Tri-Party Agreement among U.S. Bank National Association, as Custodian, NexBank SSB (the “Lender”) and Vertical Capital Income Fund, a Delaware statutory trust (the “Borrower”) dated as of July 20, 2018 (as the same may be amended, modified, amended and restated or supplemented from time to time, the “Custodial Agreement”), Custodian is simultaneously herewith delivering to Bailee (for Bailee’s limited and conditional possession), on behalf of Mortgage Loan Purchaser, the original executed promissory note(s) and other documentation, all as set forth on the schedule attached hereto (the “Mortgage Loan Documentation”) evidencing the mortgage loan(s) described on the schedule attached hereto (the “Mortgage Loan(s)”). The Mortgage Loan Documentation is being delivered conditionally and if you are unwilling to accept the terms and conditions of this bailment, as specified below, you must immediately return all Loan Documents (as defined below) to the Custodian. If you do not return them within two (2) business days after receipt, you will have accepted the bailment terms and conditions set forth in this letter.

Lender hereby notifies Bailee and Mortgage Loan Purchaser that it has a perfected first lien security interest in the Mortgage Loan(s) and expressly retains and reserves all of its rights in the Mortgage Loan(s), the Mortgage Loan Documentation and all related security instruments, files, and documents (the “Loan Documents”) until Bailee’s receipt of a Lender’s Release executed by Lender with respect to such Loan Documents.

Each of Bailee and Mortgage Loan Purchaser hereby acknowledges that it acquires no ownership or security interest in the Loan Documents by the delivery or possession of such Loan Documents to Bailee.

By taking physical possession of this letter, the Mortgage Loan Documentation and the other Loan Documents, the Bailee and Mortgage Loan Purchaser each hereby agrees: (i) with respect to Bailee, to hold in trust, as bailee, the Mortgage Loan Documentation and all Loan Documents that it receives related to the Mortgage Loan(s), until its status as bailee is terminated as set forth herein; (ii) not to release or deliver, or authorize the release or delivery of any of the Mortgage Loan Documentation or any other Loan Documentation to Borrower or any other person or take any other action with respect to the Mortgage Loan Documentation or any Loan Document which release, delivery or other action could

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cause the security interest of Lender to become unperfected or which could otherwise jeopardize the perfected security interest of Lender in the Mortgage Loan(s); and (iii) to return the Mortgage Loan Documentation immediately to Custodian, (A) in the event that Mortgage Loan Purchaser elects not to purchase the Mortgage Loan(s), or (B) in the event that the Mortgage Loan Documentation requires completion and/or correction (subsections (A) and (B) above, each a “Return Requirement Condition”). Bailee shall return the Loan Documents to Custodian by the earlier to occur of (1) any Return Requirement Condition or (ii) ten (10) days after the date of this letter.

Bailee is directed to, and shall, keep all of the Loan Documents in a fire-resistant vault and safe from loss, theft and other casualty.

In the event of any inconsistency between the provisions of this letter and the provisions of any other instrument or document delivered to the Bailee with this letter or in connection with the Mortgage Loan(s), including, without limitation, any “release” or similar document, the provisions of this letter shall control.

This letter shall be construed in accordance with the laws of the State of Texas.

Bailee and Mortgage Loan Purchaser: Please immediately sign where indicated below and return a signed copy of this letter to Borrower at the address above (although Bailee’s or Mortgage Loan Purchaser’s failure to sign and return a copy of this letter shall not affect the effectiveness of this letter’s terms and conditions, and Bailee or Mortgage Loan Purchaser are each deemed to have accepted this letter upon its receipt of the Loan Documents).

[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURES FOLLOW]

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Sincerely,

VERTICAL CAPITAL INCOME FUND, a Delaware statutory trust

By:_________________________________

Name:

Title:

Date:

IRREVOCABLY ACKNOWLEDGED AND AGREED TO:

[BAILEE]

By:_________________________________

Name:

Title:

Date:

[MORTGAGE LOAN PURCHASER]

By:_________________________________

Name:

Title:

Date:

ACKNOWLEDGED AND AGREED TO:

NEXBANK SSB

By:_________________________________

Name:

Title:

Date:

40

aAnnex 15
to Custodial Agreement

EXCEPTION CODES

Question Code	Question Description
2	Document is a copy
4	Pages are missing from document
5	Damaged/Illegible document
7	Date missing/incorrect
9	Property address missing/incorrect
18	Mortgagor name(s) missing/incorrect
19	Legal description missing/incorrect
20	Unrecorded original
21	White-out/corrections not initialed
22	Endorsement(s) is missing
23	Notary, acknowledgement, or witness information is missing
24	Name is missing/incorrect
25	Signature(s) does not agree with typed name(s)
26	Signature is missing
44	Schedule A or B missing/incorrect
47	Incomplete/incorrect information
63	Acknowledge receipt of document
64	Document is a commitment/preliminary report only
65	Rider missing/incorrect
68	Document is a copy, need recorded original
70	Endorsement incorrect
71	Company name missing/incorrect on endorsement
72	Document is a copy of a recorded original
73	Doc is unrecorded copy, need orig recorded or copy